Exhibit 10.2

CONFIDENTIALITY AGREEMENT

This confidentiality agreement (this “Confidentiality Agreement”) is made and entered into as of March 18, 2025, by and among Veradigm Inc., a Delaware corporation (the “Company”), on the one hand, and (i) Stonehill Capital Management LLC, a Delaware limited liability company (collectively with its Affiliates (as defined below), “Stonehill”) and (ii) Jonathan Sacks (the “Stonehill Principal”), on the other hand.

WHEREAS, the Company’s board of directors (the “Board”) desires to appoint the Stonehill Principal to the Board;

WHEREAS, during the term of the Stonehill Principal’s service as a director of the Company, the Stonehill Principal will receive Confidential Information (as defined below) about the Company and its Affiliates in his capacity as a director of the Company that is confidential or proprietary, the disclosure of which could harm the Company or its Affiliates; and

WHEREAS, this Confidentiality Agreement is intended by all parties hereto to serve as a confidentiality agreement for the purposes of Regulation FD promulgated by the SEC under the Exchange Act.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	For purposes of this Confidentiality Agreement, the following terms shall have the following meanings:

(a)	“Affiliate” shall have the meaning given to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act;

(b)

“Confidential Information” means all information that is furnished directly or indirectly by the Company or any of its Representatives to the Stonehill Principal in connection with the Stonehill Principal’s service as a director of the Company, whether or not marked as confidential, whether oral, written or electronic, and regardless of the manner in which it is furnished, together with any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials that contain, reference, reflect or are based upon, in whole or in part, any such information. The term “Confidential Information” shall not include information that (i) was within Stonehill’s or any of its Representatives’ possession prior to its being furnished to the Stonehill Principal by the Company or its Representatives; (ii) is or becomes available to Stonehill or its Representatives from a source other than the Company or its Representatives; (iii) is or becomes generally available to the public; or (iv) has been or is independently developed by Stonehill or its Representatives without the use of the Confidential Information or in violation of the terms of this Confidentiality Agreement; provided, however, that (A) in the case of (i) and (ii), such information was not known by Stonehill or its Representatives to have been provided in violation of any contractual, fiduciary or other legal obligation of confidentiality owed to the Company or any Affiliate thereof; and (B) in the case of (iii), such information becomes available other than as a result of a disclosure by Stonehill or its Representatives in violation of this Confidentiality Agreement.

(c)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended;

(d)

“Law” shall mean any law (including common law), rule, code, ordinance or regulation of any governmental entity, including the rules of any stock exchange on which any securities of the Company is traded;

(e)

“person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization;

(f)

“Representatives” means, with respect to any person, such person’s Affiliates and such person’s and such person’s Affiliates’ attorneys, advisors, managers, directors, officers and employees, it being understood and agreed that, for purposes of this Confidentiality Agreement, the Stonehill Principal shall be deemed to be a Representative of the Company and not to be a Representative of Stonehill; and

(g)	“SEC” means the U.S. Securities and Exchange Commission.

2.

Subject to the terms and conditions of this Confidentiality Agreement, the Stonehill Principal may disclose Confidential Information to Stonehill or any of its Representatives. Stonehill shall, and shall cause its Representatives to, keep the Confidential Information strictly confidential and not disclose any Confidential Information to any person other than those of its Representatives who need to know such Confidential Information to assist Stonehill for the purposes of advising, monitoring and evaluating its investment in the Company (the “Purpose”). Stonehill understands and agrees that the disclosure of any Confidential Information by the Stonehill Principal will be subject in all cases to the Stonehill Principal’s fiduciary duties to the Company under Delaware Law.

3.

Stonehill agrees not to claim or contend that the Company has waived any attorney-client privilege, work product doctrine or any other applicable privilege by sharing information with the Stonehill Principal in his capacity as a director of the Company, by entering into this Confidentiality Agreement or otherwise.

4.

Stonehill shall (a) inform its Representatives to whom Confidential Information is disclosed of the terms of this Confidentiality Agreement and Company’s Regulation FD obligations and (b) direct its Representatives, to the extent they receive Confidential Information, to keep such Confidential Information confidential in accordance with the terms of this Confidentiality Agreement. Stonehill agrees to be responsible for any breaches of any of the provisions of this Confidentiality Agreement by the Stonehill Principal or by any of its Representatives as if they were a party hereto (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company may have against the Stonehill Principal or Stonehill’s

Representatives with respect to such breach). Stonehill agrees that it shall use its reasonable efforts to undertake all measures reasonably necessary or appropriate to restrain Stonehill’s Representatives from prohibited or unauthorized disclosure or use of any Confidential Information. Each of Stonehill and the Stonehill Principal agrees to use reasonable efforts to undertake all measures reasonably necessary or appropriate to safeguard and protect the confidentiality of the Confidential Information disclosed to the Stonehill Principal, Stonehill or any of Stonehill’s Representatives and to prevent the use of any Confidential Information in any way that would violate any applicable Law or this Confidentiality Agreement. Stonehill shall notify the Company promptly, in writing, of any misuse, misappropriation or unauthorized disclosure of any Confidential Information which may come to Stonehill’s attention.

5.

Stonehill acknowledges the Company’s Regulation FD obligations pursuant to the Exchange Act. Stonehill further acknowledges and agrees that all Confidential Information received by the Stonehill Principal in his capacity as a director of the Company is of a confidential nature and may include material non-public information under Regulation FD.

6.

Stonehill hereby acknowledges that it is aware (a) of its obligations under U.S. securities laws and regulations; (b) that the Confidential Information received by the Stonehill Principal may contain material non-public information concerning the Company and such information in the possession of the Stonehill Principal, being a Representative of Stonehill, may be imputed to Stonehill for the purposes of U.S. securities laws and regulations; and (c) that U.S. securities laws and regulations may restrict any person who has material, non-public information concerning an issuer from purchasing or selling securities of such issuer or communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

7.

Stonehill and its Representatives shall in any event and without further restriction or limitation be free to trade or engage in transactions with respect to the Company’s securities during periods when members of the Board are not restricted from doing so by a blackout period generally imposed on directors by the Company. Upon the request of Stonehill, the Company shall disclose to Stonehill whether a blackout period is in effect, the next scheduled blackout period or the next available expected “open window” director trading period, to the extent one has been determined.

8.

Notwithstanding anything to the contrary provided in this Confidentiality Agreement, in the event Stonehill or any of its Representatives is required by Law or any oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes in connection with any lawsuit, claim or proceeding before any court (“Legal Proceeding”) or made pursuant to applicable Law, regulation, stock exchange rule or any request for information from any governmental authority (other than a request by a regulatory authority in the course of a routine examination not specifically directed at the Company) with jurisdiction over the person from whom information is sought (“Legal Requirement”), in each case, solely to the extent required to disclose all or any part of the Confidential Information (as determined based on the advice of outside legal counsel), Stonehill agrees, and agrees to instruct its Representatives, to the extent permitted by applicable Law, (a) to promptly notify the Company of the existence, terms and circumstances surrounding such external demand or other requirement and (b) to cooperate with the Company, at the Company’s expense, in seeking a protective order or other appropriate remedy to the extent available under the circumstances. In the event that such protective order or other remedy is not obtained or not available or that the Company waives compliance with the provisions hereof, Stonehill or its Representatives, as the case may be, (i) may disclose only that portion of the Confidential Information which Stonehill or its Representatives are advised by outside legal counsel is legally required to be disclosed, (ii) shall inform the recipient of such Confidential Information of the existence of this Confidentiality Agreement and the confidential nature of such Confidential Information and (iii) shall use reasonable efforts, at the Company’s expense, to obtain assurances that confidential treatment will be accorded to the Confidential Information. For the avoidance of doubt, it is understood and agreed that there shall be no Legal Requirement or Law requiring Stonehill or any of its Representatives to make any disclosure of any kind solely by virtue of the fact that, absent such disclosure, such person would be prohibited from purchasing, selling or engaging in voluntary transactions with respect to the securities of the Company or such person would be unable to file any proxy, tender offer or exchange offer materials in compliance with Section 14 of the Exchange Act or the rules promulgated thereunder. Nothing in this Confidentiality Agreement shall prohibit or restrict any person from reporting what it reasonably believes to be violations of federal Law to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.

9.

Within ten (10) days following the termination of this Confidentiality Agreement in accordance with its terms, to the extent they received Confidential Information in accordance with the terms of this Confidentiality Agreement, Stonehill and its Representatives shall, upon the written request of the Company (email being sufficient), either promptly (a) destroy the Confidential Information and any copies thereof or (b) return to the Company all Confidential Information and any copies thereof, and in either case, certify in writing to the Company (email being sufficient) that all such material has been destroyed or returned, as applicable, in compliance with this Confidentiality Agreement; provided, however, that Stonehill and its Representatives shall be permitted to retain Confidential Information to the extent necessary to comply with applicable Law, professional standards or Stonehill or its Representatives’ bona fide document retention policies of general application or for the purpose of backup, recovery, contingency planning or business continuity planning so long as the Confidential Information is not accessible in the ordinary course of business and is not accessed except as intended and required for backup, recovery, contingency planning or business continuity planning purposes. To the extent any Confidential Information is retained pursuant to the preceding sentence, Stonehill and its Representatives shall continue to be bound by the obligations contained herein with respect to such Confidential Information retained by Stonehill or its Representatives.

10.

Each of the parties hereto acknowledges and agrees that the non-breaching party would be irreparably injured by an actual breach of this Confidentiality Agreement and that monetary remedies would be inadequate to protect the non-breaching party against any actual or threatened breach or continuation of any breach of this Confidentiality Agreement. Without prejudice to any other rights and remedies otherwise available to the parties under this Confidentiality Agreement, the parties shall be entitled to seek equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief without the necessity of posting a bond or other security. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Confidentiality Agreement but shall be in addition to all other remedies available at law or equity to the non-breaching party.

11.

Stonehill agrees that (a) none of the Company or its Representatives shall have any liability to Stonehill or any of its Representatives resulting from the selection, use or content of the Confidential Information by Stonehill or its Representatives and (b) none of the Company or its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information. For the avoidance of doubt, this Confidentiality Agreement does not create any obligation on the part of the Company or its Representatives to provide Stonehill or any of its Representatives with any Confidential Information, nor shall it entitle Stonehill or any of its Representatives to participate in any meeting of the Board or any committee thereof without the prior consent of the Board. All Confidential Information shall remain the property of the Company and its Affiliates. Neither Stonehill nor any of its Representatives shall by virtue of any disclosure of, or Stonehill’s or its Representatives’ use of, any Confidential Information acquire any rights with respect thereto; all such rights shall remain exclusively with the Company and its Affiliates. Stonehill and its Representatives may initiate contact with any officer or employee of the Company to the extent such contact is in the ordinary course and consistent with past practice prior to the execution of this Confidentiality Agreement.

12.

Except as otherwise set forth herein, this Confidentiality Agreement and the obligations and restrictions hereunder shall terminate twelve (12) months from the date on which no Affiliate of Stonehill serves as a director of the Company; provided, however, that any liability for breach of this Confidentiality Agreement prior to termination under this Section 12 shall survive such termination.

13.

No failure or delay by any party or any of its Representatives in exercising any right, power or privilege under this Confidentiality Agreement shall operate as a waiver thereof, and no modification hereof shall be effective, unless in writing and signed by the parties hereto.

14.

The illegality, invalidity or unenforceability of any provision hereof under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction, nor the legality, validity or enforceability of any other provision hereof.

15.

Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in connection with any matter based upon or arising out of this Confidentiality Agreement (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each party agrees not to commence any legal proceedings related hereto except in such Court of Chancery (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in any federal court within the State of Delaware). By execution and delivery of this Confidentiality

Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes arising under this Confidentiality Agreement and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable law. The parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Confidentiality Agreement brought before the foregoing courts on the basis of (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (b) any claim that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Confidentiality Agreement may not be enforced in or by such courts, or (c) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

16.

All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given, made or served, if (a) sent by email to the email addresses specified in this subsection or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

Veradigm Inc.

222 Merchandise Mart

Chicago, IL 60654

Attention: Senior Vice President, Deputy General Counsel and

Corporate Secretary

Email: eric.jacobson@veradigm.com

With a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Attention: Beth E. Berg; Gary Gerstman

Email: bberg@sidley.com; ggerstman@sidley.com

If to Stonehill:

Stonehill Capital Management LLC

320 Park Ave., 26th Floor

New York, NY 10022

Attention: Paul Malek

Email: pmalek@stonehillcap.com

With a copy (which shall not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attention: Louis Rambo; Joshua Apfelroth

Email: lrambo@proskauer.com; japfelroth@proskauer.com

If to the Stonehill Principal:

Jonathan Sacks

c/o Stonehill Capital Management LLC

320 Park Ave., 26th Floor

New York, NY 10022

Email: jsacks@stonehillcap.com

With a copy (which shall not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attention: Louis Rambo; Joshua Apfelroth

Email: lrambo@proskauer.com; japfelroth@proskauer.com

17.

Prior to execution of this Confidentiality Agreement, the Company has taken all necessary action to appoint the Stonehill Principal to the Board. If the Company holds a meeting of stockholders within one year from the date hereof for the purpose of electing directors, the Company shall, unless the Board determines that doing so would be inconsistent with its fiduciary duties under applicable Law, (a) include the Stonehill Principal in its slate of nominees for election as a director of the Company at such meeting of stockholders and (b) in connection therewith, list the Stonehill Principal in the proxy statement and proxy card for such meeting of stockholders and recommend that the Company’s stockholders vote in favor of the Stonehill Principal.

18.

Prior to the execution of this Confidentiality Agreement, the Company and Broadridge Corporate Issuer Solutions, LLC, as rights agent (the “Rights Agent”), entered into an amendment to that certain Stockholder Rights Agreement, dated as of February 26, 2024, as amended (the “Rights Plan”), by and between the Company and the Rights Agent as set forth on Annex A hereto. The Company represents that, as of the date of this Confidentiality Agreement, except as publicly disclosed in filings made by the Company with the Securities and Exchange Commission and consistent with Annex A, the Company has not amended the Rights Plan. The Company agrees that the Company will not (a) amend the Rights Plan to eliminate (or enter into any other stockholder rights plan or poison pill that eliminates) the provisions set forth on Annex A or (b) amend, alter or modify the Rights Plan to include or eliminate (or enter into any other stockholder rights plan or poison pill that includes) any other provision that conflicts with or has the effect of superseding the provisions set forth on Annex A, it being understood that the expiration or termination of the Rights Plan shall not constitute any amendment, alteration or modification prohibited by this sentence. This Section 18 shall survive termination of this Confidentiality Agreement.

19.

This Confidentiality Agreement (including the exhibits thereto) constitutes the only agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Confidentiality Agreement may be amended only by an agreement in writing executed by the parties hereto.

20.

This Confidentiality Agreement shall not be assignable by operation of Law or otherwise by a party without the consent of the other party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Confidentiality Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the permitted successors and assigns of each party.

21.

For purposes of this Confidentiality Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include masculine and feminine genders. As used in this Confidentiality Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Confidentiality Agreement to “Sections” are intended to refer to Sections of this Confidentiality Agreement. All references in this Confidentiality Agreement to “$” are intended to refer to U.S. dollars. The term “or” shall not be deemed to be exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Confidentiality Agreement, refer to this Confidentiality Agreement as a whole and not to any particular provision of this Confidentiality Agreement. References in this Confidentiality Agreement to “as of the date hereof,” “as of the date of this Confidentiality Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Confidentiality Agreement.”

22.

Each party to this Confidentiality Agreement acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Confidentiality Agreement and that it has executed this Confidentiality Agreement with the advice of such counsel.

23.

This Confidentiality Agreement may be executed in separate counterparts (including by fax, .jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Confidentiality Agreement to be duly executed as of date first above written.

VERADIGM INC.

By:	/s/ Eric Jacobson
Name:	Eric Jacobson
Title:	Senior Vice President, Deputy General
Counsel and Corporate Secretary

Confidentiality Agreement

IN WITNESS WHEREOF, the parties have caused this Confidentiality Agreement to be duly executed as of date first above written.

STONEHILL CAPITAL MANAGEMENT LLC

By:	/s/ Jonathan Sacks
Name:	Jonathan Sacks
Title:	Partner

JONATHAN SACKS

/s/ Jonathan Sacks

Confidentiality Agreement

Annex A

Rights Plan Amendment

See attached.

Annex A

AMENDMENT NO. 4 TO STOCKHOLDER RIGHTS AGREEMENT

This Amendment No. 4 to Stockholder Rights Agreement (this “Amendment”) is made and entered into as of March 18, 2025, by and between Veradigm Inc., a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, LLC, a Pennsylvania limited liability company, as rights agent (the “Rights Agent”), and amends that certain Stockholder Rights Agreement, dated as of February 26, 2024 (as amended as of May 10, 2024, as of February 13, 2025 and as of February 20, 2025, the “Rights Agreement”), by and between the Company and the Rights Agent. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Rights Agreement.

WHEREAS, the Board has determined it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth herein;

WHEREAS, subject to certain limited exceptions, Section 27 of the Rights Agreement provides that the Company may, in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, amend any provision of the Rights Agreement in any respect without the approval of any holders of the Rights;

WHEREAS, this Amendment is permitted by Section 27 of the Rights Agreement; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company hereby directs that the Rights Agreement shall be amended as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

Section 1. Amendment to Section 1. The definition of “Distribution Time” and the definition of “Exempt Person” set forth in Section 1 of the Rights Agreement are hereby amended and restated in its entirety as follows:

“Distribution Time” shall mean the earlier of (i) the Close of Business on the tenth (10th) day after the Stock Acquisition Date (or, if the tenth (10th) day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth (10th) Business Day (or, if such tenth (10th) Business Day occurs before the Record Date, the Close of Business on the Record Date), or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person, after the date that a tender or exchange offer by any Person (other than any Person described in clause (i), (ii) or (iii) of the definition of Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the Exchange Act Regulations, if upon consummation thereof, such Person would become an Acquiring Person.

“Exempt Person” shall mean (i) the Company or any Subsidiary of the Company, (ii) any officer, director or employee of the Company or of any Subsidiary of the Company solely in respect of such Person’s status or authority as such (including any fiduciary capacity), (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company or (iv) Stonehill Capital Management LLC, a Delaware limited liability company (“Stonehill”) or any Affiliate of Stonehill until the earlier of (A) the Close of Business on the day on which the Beneficial Ownership of Stonehill, together with the Beneficial Ownership of all of Stonehill’s Related Persons, ceases to be below 20% of the shares of Common Stock then outstanding (other than as a result of (i) an acquisition of shares of Common Stock by the Company, (ii) any unilateral grant of any security by the Company, (iii) the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers or employees or (iv) security purchases or issuances (including debt to equity exchanges), directly from the Company or indirectly through an underwritten offering of the Company, in a transaction approved by the Board) and (B) if at any time after the execution and delivery of Amendment No. 4 to Stockholder Rights Agreement, dated as of March 18, 2025, by and between the Company and the Rights Agent, the Board appoints any Affiliate or partner of Stonehill to the Board, the Close of Business on the day on which (I) such Affiliate or partner or any other Affiliate or partner of Stonehill appointed to the Board ceases to serve as a member of the Board or to be an Affiliate or partner of Stonehill and (II) Stonehill or any Affiliate of Stonehill fails to satisfy the requirements set forth in clauses (A) and (B) of the definition of Passive Investor, other than as a result of Stonehill or any Affiliate of Stonehill communicating privately with any director or officer of the Company (or any designee of any such director or officer), whether or not such private communication is in response to any request of any such director, officer or designee, or engaging in internal communications or preparations in anticipation thereof.

Section 2. Amendment to Section 11. Section 11(a)(ii) of the Rights Agreement is hereby amended so as to delete “(other than any Exempt Person).”

Section 3. Amendment to Exhibit C. Exhibit C to the Rights Agreement is hereby amended as follows:

The paragraph captioned “Additional Information” on page C-5 shall be removed and replaced with the following:

Additional Information. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as exhibits to a registration statement on Form 8-A (Amendment No. 3) filed on March 18, 2025 and a current report on Form 8-K. A copy of the Rights Agreement is also available free of charge from the Company.

Section 4. Effective Date; Effect. This Amendment is effective as of the date first set forth above. Except as modified hereby, the Rights Agreement is reaffirmed in all respects, and all references therein to “the Agreement” shall mean the Rights Agreement, as modified hereby.

Section 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 6. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any such excluded term, provision, covenant or restriction shall affect the rights, immunities, duties or obligations of the Rights Agent in an adverse manner, then the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

Section 8. No Modification. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 9. Headings. The headings of the sections of this Amendment have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

VERADIGM INC.

By:	/s/ Eric Jacobson
	Name:	Eric Jacobson
	Title:	Senior Vice President, Deputy
General Counsel and Corporate
Secretary

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC

By:	/s/ John P. Dunn
Name: John P. Dunn
Title: Senior Vice President, Sales

Amendment No. 4 to Stockholder Rights Agreement